Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

Exhibit 10.2

Fifth Amendment

to Exclusive License Agreement

This Fifth Amendment to Exclusive License Agreement (the “Fifth Amendment”) is entered into by and between The Johns Hopkins University, a Maryland corporation having an address at 1812 Ashland Avenue, Suite 100, Baltimore, MD 21205 (“JHU”) and Kala Pharmaceuticals, Inc., a Delaware corporation having an address at 490 Arsenal Way, Suite 120, Watertown, MA 02472 (“Kala” or “Company”).

WHEREAS, Kala and JHU entered into an Exclusive License Agreement dated November 10, 2009 (JHU Agmt No. [**]), as amended by a first amendment (JHU Agmt. No. [**]) dated November 19, 2012 (the “First Amendment”), a second amendment (JHU Agmt. No. [**]) effective May 22, 2014 (the “Second Amendment”), a third amendment (JHU Agmt. No. [**]) effective August 26, 2014 (the “Third Amendment”), a Settlement and License Agreement between JHU, Kala and Graybug Vision, Inc. (formerly known as GrayBug, LLC and GrayBug, Inc.) (“Graybug”) that provided certain further amendments (JHU Agmt. No. [**]) effective October 24, 2014 (the “S&L Agreement”), a Side Agreement between JHU, Kala and Graybug dated October 24, 2014 (JHU Agmt. No. [**]) to further clarify the S&L Agreement  (the “Side Agreement”), and a fourth amendment (JHU Agmt. No. [**]) effective June 22, 2018 (the “Fourth Amendment”) (as so amended, the “Agreement”); and

WHEREAS, in 2015, Graybug obtained rights in JHU Ref. [**] as a Side Patent Right through the Side Agreement as a Rights Holding Party, and such rights were deemed to be Current Patent Rights under the S&L Agreement and simultaneously granting rights to Kala as a Sublicensee Party under the S&L Agreement; and

WHEREAS,  Graybug provided notice to JHU to terminate its  rights in the Current Patent Rights under JHU Ref. [**] and on December 6, 2017 Graybug’s rights in the Current Patent Rights under JHU Ref. [**] were terminated and pursuant to the S&L Agreement, such Graybug Current Patent Rights under JHU Ref. [**] were automatically licensed to Kala exclusively on a royalty-free, sublicensable basis, and such Patent Rights are now Kala Current Patent Rights under the Agreement; and

WHEREAS, pursuant to the S&L Agreement, JHU co-licensed Kala and Graybug under all the patent rights arising from JHU Ref # [**] (“Other JHU Patent Rights”), granting Kala an exclusive, sublicensable, worldwide license in the field of use of a Particle for delivery of a biologically active material through mucus, mucin, or a mucosal barrier where such delivery does not involve administration via injection to the eye (“Kala Field”), and granting Graybug an exclusive, sublicensable, worldwide license in the field of use of a particle for delivery of a biologically active material to the eye via injection, excluding any particle comprising or consisting of loteprednol etabonate (“Graybug Field”);

WHEREAS, Graybug terminated its license under each of the Other JHU Patent Rights, such that since August 5, 2017, only Kala retains a license to each of the Other JHU Patent Rights and pursuant to Section 2(b) of the S&L Agreement, and each of the Other JHU Patent Rights becomes Kala-Licensed Other JHU Patent Right to which Kala currently has an exclusive, sublicensable, worldwide license in both the Kala Field and the Graybug Field, and Kala currently pays all patent costs associated therewith;

WHEREAS, Kala obtained rights in JHU Ref. # [**] as NEW PATENT RIGHTS (hereinafter defined) through the Fourth Amendment to the Agreement, and such NEW PATENT RIGHTS are not subject to the S&L Agreement; and

WHEREAS, a valuable invention entitled [**] (JHU Ref. # [**]) was developed during the course of research conducted by [**] (all hereinafter, “Inventors”), such invention to be added to the Agreement as NEW PATENT RIGHTS; and

WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States Government, in said valuable invention; and

WHEREAS, Kala desires to obtain certain rights in such invention as herein provided, and to commercially develop, manufacture, use and distribute products and processes based upon or embodying said valuable inventions throughout the world; and

WHEREAS, the parties wish to amend the Agreement to add the invention and update the patents and patent applications listed on Exhibit D on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

1.	Terms. Capitalized terms in this Fifth Amendment shall have the same meaning as those in the Agreement, unless specifically defined in this Fifth Amendment. All section and paragraph references refer to sections or paragraphs as applicable, in the Agreement. References to the term “Agreement” in the Agreement shall be deemed to include the Fifth Amendment.

2.	Effective Date. This Fifth Amendment shall be effective as of the date the last party hereto has executed this Fifth Amendment (the “Fifth Amendment Date”).

3.	Agreement Second Whereas Recital. As of the Fifth Amendment Date, the second “Whereas” recital of the Agreement shall be superseded in its entirety by the following:

“WHEREAS, a valuable invention entitled  [**]  (JHU Ref. # [**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. # [**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. [**])  was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research conducted by [**], and a valuable invention entitled [**] (JHU Ref. # [**]) was developed during the course of research by [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research conducted for Company by: [**]; and conducted for JHU by: [**], and a valuable invention entitled [**] (JHU Ref. #[**]) was developed during the course of research by [**], and a valuable invention entitled [**] (JHU Ref. # [**]) was developed during the course of research by [**] (all inventors officially affiliated with JHU hereinafter, “Inventors” ); and”

4.	Agreement Section 1.10. As of the Fifth Amendment Date, Section 1.10 of the Agreement shall be superseded in its entirety by the following:

“PATENT RIGHTS” shall mean the issued patents and patent applications listed in EXHIBIT D for KALA CURRENT PATENT RIGHT (JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref#  [**]), and for KALA/JHU JOINTLY OWNED PATENT RIGHTS (JHU Ref # [**]), and for NEW PATENT RIGHTS (JHU Ref # [**], and JHU Ref. # [**]) (all such patent applications for JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref. # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], JHU Ref # [**], and JHU Ref. # [**] hereinafter referred to as “Patent Applications”) and all continuations, divisions, claims of continuations-in-part applications directed to subject matter specifically described in the Patent Applications, continued prosecution applications and reissues, reexaminations, extensions and supplemental protection certificates thereof, and any corresponding foreign patent applications, and any patents, or other equivalent foreign patent rights issuing, granted or registered thereon.

5.	Agreement Section 1.15. As of the Fifth Amendment Date, Section 1.15 shall be added to the Agreement as follows:

1.15  “NEW PATENT RIGHTS” shall mean the patent applications and issued patents listed on EXHIBIT D for JHU Refs. # [**] and # [**] and all continuations, divisions, claims of continuations-in-part applications directed to subject matter specifically described in the patent applications listed on EXHIBIT D for JHU Refs. # [**] and # [**], continued prosecution applications, reissues, reexaminations, extensions and supplemental protection certificates thereof, for which the financial terms and considerations remain subject to the provisions of the Agreement and its Amendments, expressly excluding the provisions of Amendment 2 and the S&L Agreement.

6.	Amendment of Exhibit A; Change to Milestone Provision. As of the Fifth Amendment Date, the first sentence of the paragraph at the end of Section 5 of Exhibit A of the Agreement shall be superseded in its entirety by the following:

Each milestone payment shall be paid for the first four (4) LICENSED PRODUCTS to achieve such milestone and no milestone payments shall be required for subsequent LICENSED PRODUCTS. For clarity, milestone payments for LICENSED PRODUCTS developed solely under NEW PATENT RIGHTS shall not be subject to the provisions of Amendment 2 and the S&L Agreement, provided however that LICENSED PRODUCTS that are developed under a combination of KALA CURRENT PATENT RIGHTS, KALA/JHU JOINTLY OWNED PATENT RIGHTS and NEW PATENT RIGHTS shall be subject to the provisions of Amendment 2 and the S&L Agreement. Milestone payments for the second, third and fourth LICENSED PRODUCTS shall be reduced by [**]%.

7.	Amendment of Exhibit A; Addition of Diligence Timelines for Milestones. As of the Fifth Amendment Date, a Section 6 entitled “Diligence Timelines for Milestones for JHU Ref. [**]” shall be added to Exhibit A of the Agreement as follows:

“6.  Diligence Timelines for Milestones for JHU Ref. [**]. Company shall have completed the following milestones of Section 5 of Exhibit A targeting the specified time from the Fifth Amendment Date of this Agreement (each a “DILIGENCE TIMELINE”).

Diligence Timelines for JHU Ref. [**]

Achieved	Milestone for JHU Ref. [**]
[**] from the Fifth Amendment Date	[**]
[**] from the Fifth Amendment Date	[**]
[**] from the Fifth Amendment Date	[**]
[**] from the Fifth Amendment Date	[**]

Company shall achieve the milestones as set forth above in the Diligence Timelines for JHU Ref. [**] and shall notify JHU of the achievement of each milestone within [**] of achieving them.

(i)Extension of Diligence Timelines.  Company may request, in writing, an extension of the period for achieving a milestone set forth in the Diligence Timelines for JHU Ref. [**] by up to [**] unless the parties agree otherwise.  JHU will grant the requested extension provided (i) Company has diligently pursued achievement of the milestone; and (ii) Company remits with the request the milestone payment amount due upon achievement of the delayed milestone, if any.  The extension of a milestone shall automatically extend the deadline for subsequent milestones of the Diligence Timelines for JHU Ref. [**] respecting the same subject matter by like amount.  Company may seek extensions for a milestone no more than [**] during the term of this Agreement.
(ii)Failure to Achieve Diligence Milestone.  Failure to achieve a milestone within the timeline as set forth in the Diligence Timelines for JHU Ref. [**], with any extensions thereof, is considered a material breach of this Agreement with respect to JHU Ref. No. [**], and JHU may terminate Company’s PATENT RIGHTS with respect to JHU Ref.

[**], upon [**] written notice,  provided that Company does not cure such breach prior to expiration of such [**] period.”

8.	Amendment of Exhibit D; PATENT RIGHTS. As of the Fifth Amendment Date, Exhibit D of the Agreement shall be superseded in its entirety by the updated Exhibit D attached hereto and shall include the following additional NEW PATENT RIGHTS and associated PATENT RIGHTS:

●JHU Ref. # [**], entitled, [**] (the “NEW PATENT RIGHTS”).

9.	Patent Reimbursement. In accordance with Paragraph 3.6 of the Agreement, Company will reimburse JHU for the costs of preparing, filing, maintaining and prosecuting the NEW PATENT RIGHTS added to the Agreement pursuant to this Fifth Amendment incurred prior to the Fifth Amendment Date (“Prior New Patent Costs”). Promptly after the Fifth Amendment Date, JHU will send Company an invoice for Prior New Patent Costs, and Company will pay said invoice within [**] of Company’s receipt of the invoice. Company will reimburse JHU, within [**] of the receipt of an invoice from JHU, for all costs incurred after the Fifth Amendment Date associated with the ongoing preparation, filing, maintenance, and prosecution of PATENT RIGHTS.

10.	Amendment and License Fee. Company shall pay to JHU, [**] dollars ($[**]) as an amendment and license fee (the “Fifth Amendment Fee”) within [**] of the Fifth Amendment Date. JHU is not required to submit an invoice for the Fifth Amendment Fee, which shall not be credited against royalties or other fees.

11.	In all other respects the Agreement shall remain in full force and effect.

12.	Counterparts. Signatures to this Fifth Amendment may be executed by way of facsimile or electronic signature, and such signatures shall be considered original. Signatures transmitted by email, portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Fifth Amendment shall have the same effect as the physical delivery of a paper document bearing the original signatures. All facsimile or electronic copies of this Fifth Amendment will be deemed to be duplicate originals. This Fifth Amendment may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party, but all of which shall be deemed an original and all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Fifth Amendment shall take effect as of the Fifth Amendment Date when it has been executed below by the duly authorized representatives of both parties.

THE JOHNS HOPKINS UNIVERSITYKALA PHARMACEUTICALS, INC.

By:    /s/ Steven L. Kousouris _________By :__/s/ Eric Trachtenberg______________

Name:  Steven L. Kousouris       Name:  Eric Trachtenberg

Title: Executive Director	Title: General Counsel, Chief Compliance Officer & Corporate Secretary

Date: _July 6, 2020____________________Date: ___July 6, 2020_________________